UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2018 (December 29, 2017)

FUSE MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-10093	59-1224913
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1565 North Central Expressway Suite 220 Richardson, Texas	75080
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (469) 862-3030

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 29, 2017, Fuse Medical, Inc. (the “Company”) completed the previously-announced acquisition of CPM Medical Consultants, LLC (the “Target”), pursuant to that certain Purchase Agreement (the “Purchase Agreement”), by and between the Company and NC 143 Family Holdings, LP (“NC 143”), dated December 15, 2017, whereby the Company would purchase all of the outstanding membership interests of the Target, as disclosed in the Company’s Form 8-K filed on December 19, 2017. The Company issued 50,000,000 shares of its common stock, par value $0.01 per share (“Common Stock”) in exchange for 100% of the outstanding equity interests of the Target, at an agreed-upon value of $0.20 per share of Common Stock, as reflected in the fairness opinion provided by ValueScope, Inc. and filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed with the Commission on December 19, 2017. The effective date of the closing was December 31, 2017.

Item 7.01.	Regulation FD Disclosure.

On January 5, 2018, the Company issued a press release, attached hereto as Exhibit 99.2, announcing the Company’s completion of the acquisition of the Target pursuant to the Purchase Agreement.

Item 9.01.	Financial Statements and Exhibits.

(b)

Pro forma financial information.

The pro forma financial information required to be furnished under this item 9.01(b) is furnished as Exhibit 99.1 to this Current Report on 8-K and is incorporated herein by reference.

(d)	Exhibits

Exhibit No.	Description

99.1	Unaudited pro forma financial information of Fuse Medical, Inc. as of September 30, 2017, and for the nine months ended September 30, 2017, and the year ended dated December 31, 2016.

99.2	Press Release dated January 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FUSE MEDICAL, INC.

By:	/s/ William E. McLaughlin, III
William E. McLaughlin, III, Interim Chief Financial Officer and Director
(Principal Financial Officer)

Date: January 5, 2018